UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2022

MOVING iMAGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40511	85-1836381
(Commission File Number)	(IRS Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA	92708
(Address of Principal Executive Offices)	(Zip Code)

(714) 751-7998

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	MITQ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of Moving iMage Technologies, Inc. (the “Company”) held on February 24, 2022, the stockholders approved an amendment to the Company’s 2019 Omnibus Incentive Plan (the “Plan”) increasing the number of shares issuable under the Plan from 750,000 to 1.5 million shares. Awards under the Plan may include incentive stock options, non-incentive stock options, stock appreciation rights, restricted stock, restricted stock units, other stock based awards, and cash and/or stock performance-based awards.

A description of the terms and conditions of the Plan is set forth in the Company’s definitive Proxy Statement for the 2022 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on January 31, 2022, under the heading “Proposal Three Approval of Amendment to the Moving iMage Technologies 2019 Omnibus Incentive Plan” which description is incorporated herein by reference. The summary of the terms and conditions of the Plan is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan included as Exhibit 10.3 to the Company’s Annual Report on Form 10-K, which is incorporated herein by reference. In addition, forms of the Stock Option Award Agreement, Restricted Stock Award Agreement and Restricted Stock Unit Agreement which may be utilized under the Plan are attached thereto as Exhibits 10.3(a), 10.3(b) and 10.3(c), respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders (“Annual Meeting”) on February 24, 2022. For more information about the proposals set forth below, please see the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on January 31, 2022. As of the record date, there were 10,636,278 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting, of which 5,723,221 shares of common stock were present in person or by proxy at the meeting. The final voting results on each of the matters submitted to a vote of stockholders were as follows:

Proposal No. 1:     To elect a board of directors to serve for the ensuing year. There were five nominees for the Company’s board of directors. The affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote was necessary for the election of a nominee for director. Broker non-votes did not count as votes cast and had no effect on the result of the vote. Each of the five nominees listed below has been elected to serve on the board of directors until the Company’s 2023 annual meeting of stockholders or until their respective successors are elected and qualify. The voting results were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Phil Rafnson	5,698,396	24,815	2,586,194
Bevan Wright	5,696,506	26,715	2,586,194
Katherine D. Crothall, Ph.D.	5,697,531	25,690	2,586,194
John C. Stiska	5,699,986	23,235	2,586,194
Scott Anderson	5,697,506	25,315	2,586,194

Proposal No. 2:     To ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022. Approval of the proposal required the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions were counted as votes against the proposal. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,368,186	24,046	330,989	--

Proposal No. 3:     To approve an amendment to the Moving iMage Technologies 2019 Omnibus Incentive Plan increasing the number of shares issuable under the plan from 750,000 to 1.5 million shares. Approval of the proposal required the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes were not counted as votes cast and had no effect on the result of the vote. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,273,361	118,018	331,842	2,586,194

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVING IMAGE TECHNOLOGIES, INC.

Date: March 2, 2022

	By:	/s/ Michael Sherman
	Name:	Michael Sherman
	Title:	Chief Financial Officer